Exhibit 17.3

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PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the Proxy Card below.
3) Sign and date the Proxy Card.
4) Return the Proxy Card in the envelope provided.

If you vote by Telephone or Internet, you do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	######-###	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

PNC Treasury Plus Money Market Fund

Proposal 1. To approve an Agreement and Plan of Reorganization pursuant to which Federated Treasury Obligations Fund would acquire all or substantially all of the assets (except certain deferred or prepaid expenses) of PNC Treasury Plus Money Market Fund, in exchange for Institutional, Capital, or Service Shares of Federated Treasury Obligations Fund to be distributed pro rata by PNC Treasury Plus Money Market Fund to its shareholders of Institutional, Advisor, or Service Shares, respectively, in complete liquidation, dissolution and termination of PNC Treasury Plus Money Market Fund.

For	Against	Abstain

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

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PNC TREASURY PLUS MONEY MARKET FUND

A portfolio of PNC Funds

SPECIAL MEETING OF SHAREHOLDERS — November 5, 2019

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of PNC Treasury Plus Money Market Fund, a portfolio of PNC Funds (the “Trust”), hereby revoking any proxy heretofore given, designate and appoint Jennifer Spratley, Mallory Bivens, and Lauren Kast as proxies to act at the Special Meeting of Shareholders (the “Special Meeting”) to be held on November 5, 2019 at the offices of PNC Capital Advisors, LLC located at One East Pratt Street, 5th Floor, Baltimore, MD 21202, 15086-7561, at 11:00 a.m. (Eastern Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof and the attorneys named in this proxy will vote on such matters in their best judgment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.